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                                                                 EXHIBIT 10.31.4

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT SUCH REGISTRATION OR EXEMPTION THEREFROM.

                             STOCK PURCHASE WARRANT

        This Warrant is issued this 17th day of November, 1997, by BIKERS DREAM, INC., a California corporation (the "Company"), to SIRROM CAPITAL CORPORATION d/b/a TANDEM CAPITAL, a Tennessee corporation (SIRROM CAPITAL CORPORATION and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

                                   Agreement:

        1. Issuance of Warrant; Term. For and in consideration of Sirrom Capital Corporation d/b/a Tandem Capital making a Loan to the Company evidenced by a Secured Promissory Note in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Note") pursuant to the terms of a Loan Agreement of even date herewith (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase at any time and from time to time, in whole or in part, on or after November 17, 1997, up to 437,500 shares of the Company's common stock, no par value (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from November 17, 1997, until November 17, 2002.

        2. Exercise Price. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased shall be equal to $1.00 per share.

        3. Exercise. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of 100 Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: 1420 Village Way, Santa Ana, California, 92705, or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price, or (iii) by the surrender of

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a portion of this Warrant where the excess of (A) the Fair Market Value of the
Shares subject to the portion of this Warrant that is surrendered (the "Surrendered Shares"), over (B) the aggregate Exercise Price of the Surrendered Shares, is equal to the aggregate Exercise Price for the Shares to be issued. Upon payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Shares may not then be actually delivered to the Holder. The Company shall as promptly as practicable thereafter, and in any event within 15 days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled upon surrender of the old Warrant to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

        4. Covenants and Conditions. The above provisions are subject to the following:

               4.1 Restrictive Legend. Each certificate representing Shares shall bear the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS, OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

               4.2 Validity; Reservation of Shares. The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

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               4.3 Issuance of Shares. The Company covenants and agrees that it shall not issue or otherwise sell any shares of the Company's Common Stock at a price per share below the Fair Market Value of such shares, without the prior written consent of the Holder hereof, except pursuant to exercise of (i) options, warrants or other rights outstanding as of the date hereof, or (ii) options, warrants or other rights issued or granted subsequent to the date hereof provided, however, the exercise price of such options, warrants or other rights is not less than the Fair Market Value of the Common Stock at the date of the grant. If the Company issues additional Common Stock, or warrants, options, or other securities convertible into Common Stock, at a price or exercise price less than the Fair Market Value of the Common Stock at the date of issuance or grant, then the Exercise Price (initially, $1.00 per share) shall be adjusted to equal (i) the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such issuance or grant, multiplied by the Exercise Price then in effect, plus (B) the aggregate consideration to be paid for such Common Stock or other securities, divided by (ii) the sum of (C) the total number of shares of Common Stock outstanding immediately prior to such issuance or grant, plus (D) the number of shares of Common Stock or common stock equivalents issued or granted.

               4.4 Definition of Fair Market Value. Fair Market Value per share of Common Stock means (i) in the case of a security listed or admitted to trading on any securities exchange, the last reported sale price, regular way (as determined in accordance with the practices of such exchange), on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day (and in the case of a security traded on more than one national securities exchange, at such price or such average, upon the exchange on which the volume of trading during the last calendar year was the greatest),
(ii) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation service designated by the Company,
(iii) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or the Wall Street Journal, or if there are no bids and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and (iv) in the case of a security determined by the Company's Board of Directors as not having an active quoted market or in the case of other property, such fair market value as shall in good faith be determined by the Board of Directors.

        5. Transfer and Replacement of Warrant. Subject to the provisions of
Section 4, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the transferee or transferees and in the denominations




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specified in such instructions. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

        6. Warrant Holder Not Shareholder; Rights Offering; Preemptive Rights. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are then issuable upon exercise of this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its Common Stock without the prior written consent of the Holder.

        7. Adjustment Upon Changes in Stock.

               7.1 Recapitalizations. If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to the record date for such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If an adjustment under this Section 7.1, would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional shares shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 7.1, the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

               7.2 Mergers, Etc. If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization, or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which Shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Holder would have



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received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 7.2 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 7.2, the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

        8. Certain Notices. If at any time the Company shall propose to (i) declare any cash dividend upon its Common Stock; (ii) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock; (iii) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights; (iv) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to another corporation; (v) voluntarily or involuntarily dissolve, liquidate or wind up the affairs of the Company; or (vi) redeem or purchase any shares of its capital stock or securities convertible into its capital stock, then the Company shall give to the Holder of this Warrant, by certified or registered mail, (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

        9. Article and Section Headings. Numbered and titled article and section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

        10. Notice. Any and all notices, elections or demands permitted or required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service, to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been



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acknowledged in writing. The date of personal delivery or telecopy; or the date two business days after the date of mailing, or the date of the next business day after delivery to a courier service, as the case may be, shall be deemed to be the date of such notice, election or demand.

The address of the Holder is:   Sirrom Capital Corporation d/b/a Tandem Capital
                                500 Church Street
                                Suite 200
                                Nashville, Tennessee 37219
                                Attention: Craig Macnab
                                Facsimile No.: (615) 726-1208

with a copy to:                 C. Christopher Trower, Esq.
                                3159 Rilman Road, N.W.
                                Atlanta, Georgia 30327-1503
                                Facsimile No.: (404) 816-6854

The address of the Company is:  Bikers Dream, Inc.
                                1420 Village Way
                                Santa Ana, California 92705
                                Attention: President
                                Facsimile No.: 909-343-1610

with a copy to:                 Day Campbell & McGill
                                3070 Bristol Street -- Suite 650
                                Costa Mesa, California 92626
                                Attention:  Leonard J. McGill
                                Facsimile No.:  714-429-2901

        11. Severability. If any provision of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        12. Entire Agreement. This Warrant between the Company and Holder represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

        13. Governing Law and Amendments. This Warrant shall be construed and enforced under the laws of the State of California applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

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        14. Counterparts. This Warrant may be executed in any number of counterparts and by different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

        15. Jurisdiction and Venue. The Company hereby consents to jurisdiction, service of process, and venue in the courts of the State of Tennessee, for the purpose of any action arising out of any of its obligations under this Warrant, and expressly waives any and all objections it may have as to jurisdiction, service of process, and venue in such courts.

        16. Equity Participation. This Warrant is issued in connection with the Loan Agreement. It is intended that this Warrant constitute an equity participation under and pursuant to T.C.A. Section 47- 24-101, et. seq. and that equity participation be permitted under said statutes and not constitute interest on the Note. If under any circumstances whatsoever, fulfillment of any obligation of this Warrant, the Loan Agreement, or any other agreement or document executed in connection with the Loan Agreement, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event shall there occur, under this Warrant, the Loan Agreement, or any other document or instrument executed in connection with the Loan Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Note.

        IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Warrant this 17th day of November, 1997.

COMPANY:                                    BIKERS DREAM, INC.


                                            By:    /s/ H. Rosenman
                                                   -----------------------------
                                            Title: CEO
                                                   -----------------------------


HOLDER:                                     SIRROM CAPITAL CORPORATION
                                            d/b/a TANDEM CAPITAL


                                            By:    /s/ Craig Macnab
                                                   -----------------------------
                                            Title: Vice-President
                                                   -----------------------------


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